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August 1, 2000

Mr. Michael Pignataro
Vice President
Credit Suisse Asset Management
466 Lexington Avenue
New York, NY 10017-3140

Re:  Revised Fee Schedules

Dear Mike:

This letter constitutes our agreement to amend the fees charged by PFPC Inc. to the Warburg Pincus Funds, effective August 1, 2000. The funds covered by this agreement and their associated fee schedules are listed and described in Exhibits 1 through 4.

If the foregoing accurately sets forth our agreement, and you intend to be legally bound thereby, please execute a copy of this letter and return it to us.

                                     Very truly yours,

                                     PFPC Inc.

                                     By: /s/Charles D. Curtis, JR.
                                         -------------------------
                                     Name: Charles D. Curtis, Jr.
                                     Title:  Vice President

Accepted:

Warburg Pincus Funds

By: /s/Michael Pignataro
    --------------------
Name:  Michael Pignataro
Title:  Treasurer

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WARBURG PINCUS DOMESTIC EQUITY FUNDS                                  EXHIBIT 1
Fee Schedule


                                           ACCOUNTING AND ADMINISTRATION FEES
                                         ---------------------------------------
Balanced Fund                            First $500 Million         10 BPS
Capital Appreciation Fund                Next $1 Billion             8 BPS
Emerging Growth Fund                     Over $1.5 Billion           6 BPS
Focus Fund
INSTITUTIONAL FUND:
   Long-Short Market Neutral Portfolio
   Post-Venture Capital Portfolio
   Small Company Growth Portfolio
   Small Company Value Portfolio
   Value Portfolio
Long-Short Market Neutral
Small Company Growth Fund
Small Company Value Fund
Technology Index Fund
WARBURG PINCUS TRUST:
   Emerging Growth Portfolio
   Value Portfolio
   Small Company Growth Portfolio
U.S. Core Equity
Value Fund

PFPC will waive its fee for a Portfolio in its entirety for any month in which the Portfolio's average daily net assets are below $40 million for the first thirty-six months of operation.

The funds will also reimburse PFPC for its out-of-pocket expenses incurred on behalf of the funds, including, but not limited to: postage and handling, telephone, telex, FedEx and outside pricing service charges.

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WARBURG PINCUS FIXED INCOME FUNDS                                     EXHIBIT 2
Fee Schedule


                                           ACCOUNTING AND ADMINISTRATION FEES
                                        --------------------------------------
Fixed Income Fund                        First $150 Million          7 BPS
Global Fixed Income Fund                 Next $150 Million           6 BPS
High Yield                               Over 300 Million            5 BPS
INSTITUTIONAL FUND:
   High Yield Portfolio
Intermediate Maturity Government Fund
Municipal Bond
New York Intermediate Municipal Fund
Strategic Global
WARBURG PINCUS TRUST II:
   Fixed Income Portfolio
U.S. Core Fixed Income


PFPC will waive its fee for a Portfolio in its entirety for any month in which the Portfolio's average daily net assets are below $40 million for the first thirty-six months of operation.

The funds will also reimburse PFPC for its out-of-pocket expenses incurred on behalf of the funds, including, but not limited to: postage and handling, telephone, telex, FedEx and outside pricing service charges.

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WARBURG PINCUS INTERNATIONAL EQUITY FUNDS                             EXHIBIT 3
Fee Schedule


                                           ACCOUNTING AND ADMINISTRATION FEES
                                        --------------------------------------
Emerging Markets Fund                    First $500 Million         11 BPS
European Equity                          Next $1 Billion             9 BPS
Global Financial Services Fund           Over $1.5 Billion           7 BPS
Global Health Sciences Fund
Global New Technologies Fund
Global Post-Venture Capital Fund
Global Telecommunications
INSTITUTIONAL FUND:
   Emerging Markets Portfolio
   Global Telecommunications Portfolio
   International Equity Portfolio
   Japan Growth Portfolio
   Major Foreign Markets Portfolio
International Equity Fund
International Growth
International Small Company Fund
Japan Growth Fund
Japan Small Company Fund
Major Foreign Markets Fund
WARBURG PINCUS TRUST:
   Emerging Markets Portfolio
   Global Post Venture Capital Portfolio
   International Equity Portfolio



PFPC will waive its fee for a Portfolio in its entirety for any month in which the Portfolio's average daily net assets are below $40 million for the first thirty-six months of operation.

The funds will also reimburse PFPC for its out-of-pocket expenses incurred on behalf of the funds, including, but not limited to: postage and handling, telephone, telex, FedEx and outside pricing service charges.

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WARBURG PINCUS MONEY MARKET FUNDS                                     EXHIBIT 4
Fee Schedule


                                           ACCOUNTING AND ADMINISTRATION FEES
                                         ------------------------------------
Cash Reserve Fund*                       First $500 Million           10 BPS
INSTITUTIONAL FUND:                      Next $1 Billion             7.5 BPS
   Cash Reserve Portfolio                Over $1.5 Billion             5 BPS
New York Tax Exempt Fund*
WorldPerks Money Market Fund*
WorldPerks Tax Exempt Money Market Fund**



PFPC will waive its fee for a Portfolio in its entirety for any month in which the Portfolio's average daily net assets are below $40 million for the first thirty-six months of operation.

The funds will also reimburse PFPC for its out-of-pocket expenses incurred on behalf of the funds, including, but not limited to: postage and handling, telephone, telex, FedEx and outside pricing service charges.

* These funds will continue to pay BIMC an additional Six Basis Points for the Sub-Advisory services provided by BIMC.

**  From its Advisory Fees CSAM pays BIMC a fee of Six Basis Points.